As filed with the Securities and Exchange Commission on January 18, 2000.

                                       Registration No. 333-93683

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                 ______________________________

                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                  _____________________________
                     ENTERGY LOUISIANA, INC.
      (Exact name of registrant as specified in charter)

       State of Louisiana                             72-0245590
  (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or                       Identification Number)
         organization)

                        4809 Jefferson Highway
                      Jefferson, Louisiana 70121
                            (504)-560-2734

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


      Jerry D. Jackson                    Steven C. McNeal
     President and Chief            Vice President and Treasurer
      Executive Officer                Entergy Louisiana, Inc.
   Entergy Louisiana, Inc.                639 Loyola Avenue
   4809 Jefferson Highway           New Orleans, Louisiana 70113
 Jefferson, Louisiana 70121                 (504) 576-4363
        (504) 560-2734

   Denise C. Redmann, Esq.                 John Hood, Esq.
   Entergy Services, Inc.             Thelen Reid & Priest LLP
      639 Loyola Avenue                  40 West 57th Street
New Orleans, Louisiana 70113           New York New York 10019
       (504) 576-2272                      (212) 603-2140

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                ________________________________
 Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective when warranted by market conditions and other factors.
                ________________________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement   for   the   same   offering.   [     ]
_______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

                                                                          Each
                                                          Initial      Additional
                                                            Sale          Sale
 Filing Fees-Securities and Exchange Commission:
     Registration Statement                             $  115,104  $          N/A
 *Rating Agencies' fees                                     25,000          25,000
 *Trustees' fees                                             2,500           2,500
 *Fees of Company's Outside Legal Counsel:
     Thelen Reid & Priest LLP                               50,000          30,000
 *Fees of Entergy Services, Inc.                            35,000          25,000
 *Accounting fees                                           12,000           6,000
 *Printing and engraving costs                              25,000          15,000
 *Miscellaneous expenses (including blue-sky expenses)      20,000          15,000
                                                        ----------  --------------
                         *Total Expenses                $  284,604  $      118,500
___________________                                     ==========  ==============
* Estimated


Item 15.  Indemnification of Directors and Officers.

     Entergy Louisiana, Inc. (the "Company") has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Directors and officers of the Company also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and under the Company's Amended and Restated Articles of Incorporation. Its officers and directors may generally be indemnified to the full extent of such laws.

Item 16.  List of Exhibits.(1)

**1(a)         Form of Underwriting Agreement for the First
               Mortgage Bonds. (Filed as Exhibit 1(a) to the
               Company's Registration Statement on Form S-3, File
               No. 33-50937)

   *1(b)       Form of Underwriting Agreement for the Debt
               Securities.

   *3(a)       Amended and Restated Articles of Incorporation.

   *3(b) By-laws, as amended and as presently in effect as of November 26, 1999.

**4(a) Mortgage and Deed of Trust, as amended by fifty-four Supplemental Indentures (filed, respectively, as the exhibits and in the file numbers indicated: 7(d) in 2-5317 (Mortgage); 7(b) in 2-7408 (First); 7(c) in 2-8636 (Second); 4(b)-3 in 2-
               10412 (Third); 4(b)-4 in 2-12264 (Fourth); 2(b)-5
               in 2-12936 (Fifth); D in 70-3862 (Sixth); 2(b)-7 in
               2-22340 (Seventh); 2(c) in 2-24429 (Eighth); 4(c)-9
               in 2-25801 (Ninth); 4(c)-10 in 2-26911 (Tenth);
               2(c) in 2-28123 (Eleventh); 2(c) in 2-34659
               (Twelfth); C to Rule 24 Certificate in 70-4793 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 2(b)- 2 in 2-39437 (Fifteenth); 2(b)-2 in 2-42523
               (Sixteenth); C to Rule 24 Certificate in 70-5242 (Seventeenth); C to Rule 24 Certificate in 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in 70-7166 (Thirty-sixth); A-2(a) in 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the Quarter ended June 30, 1988 in File 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in 70-7822 (Forty-fifth); A-2(c) to
               Rule 24 Certificate in 70-7822 (Forty-sixth); and A-3(d) to Rule 24 Certificate in 70-7822 (Forty-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993, in File No. 70-7822 (Forty-eighth); A-3(e) to Rule 24 Certificate dated August 1, 1994, in File No. 70-7822 (Forty-ninth); A-4(c)
               to Rule 24 Certificate dated September 1994 in File No. 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in File No. 70-8487 (Fifty-first) and A-2(a) to Rule 24 Certificate dated April 3, 1998 in File No. 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in File No. 70-9141 (Fifty-third); and A-3(a) to Rule 24 Certificate dated July 9, 1999 in File No. 70-9141 (Fifty-fourth)).

  **4(b)       Form of Supplemental Indenture for the First
               Mortgage Bonds.(Filed as Exhibit 4(b) to the
               Company's Registration Statement on Form S-3, File
               No. 33-50937)

               Form of Indenture for Debt Securities.
*4(c)

               Form of Officer's Certificate for Debt Securities.
*4(d)

               Opinion of Denise C. Redmann, Esq., Senior Counsel
*5(a)          - Corporate and Securities of Entergy Services,
               Inc., as to the legality of the securities being registered.

               Opinion of Thelen Reid & Priest LLP, New York
*5(b) counsel for the Company, as to the legality of the securities being registered.

**12(a)        Computation of Ratios of Earnings to Fixed Charges
               (filed as Exhibit 12(c) to the Company's Annual
               Report on Form 10-K for the year ended December 31,
               1998).

**12(b)        Computation of Ratios of Earnings to Fixed Charges
               (filed as Exhibit 99(c) to the Company's Quarterly
               Report on Form 10-Q for the period ended September
               30, 1999).

   *23(a)      Consent of Denise C. Redmann, Esq. (included in
               Exhibit 5(a) hereto).

   *23(b)      Consent of Thelen Reid & Priest LLP (included in
               Exhibit 5(b) hereto).

   *23(c)      Consent of PricewaterhouseCoopers LLP.

   *24         Power of Attorney (included herein at page S-1).

   *25(a)      Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Harris Trust
               Company of New York, Corporate Trustee.

   25(b)       Form T-2 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of Mark F.
               McLaughlin, Co-Trustee.

***25(c)       Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of the Trustee under the Indenture for Debt Securities.


(1) Reference is made to a duplicate list of exhibits being filed as a part of this Registration Statement, which list, in accordance with Item 102 of Regulation S-T of the Commission, immediately precedes the exhibits being physically filed with this Registration Statement.

*   Previously filed.

**  Incorporated herein by reference as indicated.

*** To be filed by amendment or pursuant to Trust Indenture Act
    305(b)(2)


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 18th day of January 2000.

                           ENTERGY LOUISIANA, INC.

                           By:  /s/ Steven C. McNeal
                                Steven C. McNeal
                                Vice President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacity set forth below on January 18, 2000.

    Signature                      Title                                Date

       *                   Chairman of the Board, President    January 18, 2000
Jerry D. Jackson           and Chief Executive Officer
                           (Principal Executive Officer)


       *                   Director, Executive Vice President  January 18, 2000
C. John Wilder             and Chief Financial Officer
                           (Principal Financial Officer)


       *                   Vice President and                  January 18, 2000
Nathan E. Langston         Chief Accounting Officer
                           (Principal Accounting Officer)


       *                   Director                            January 18, 2000
Donald C. Hintz


* By: /s/ Denise C. Redmann
        Denise C. Redmann
        Attorney in Fact